UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: January 1, 2012

(Date of earliest event reported)

Bureau of Fugitive Recovery, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-54165	84-1306078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 W. 11th Avenue

Denver, CO 80204

(Address of principal executive offices (zip code)

720-266-6996

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ___  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ___  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ___  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ___  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 1, 2012, Frank Ficarra resigned from his positions of chief executive officer, chief accounting officer, chief financial officer and director of the registrant due to health reasons.   As a result, the registrant’s board of directors appointed Jay Kelman as chief executive officer, chief accounting officer and chief financial officer.  Additionally, the board of directors appointed Mr. Kelman as a director to serve until the next shareholder meeting.

Jay Kelman

Prior to his retirement five years ago, Mr. Kelman worked as a pharmaceutical representative for Gordon Associates in New York.  Mr. Kelman received a Masters of Science degree from Boston University and a Bachelor of Science degree from University of Southern California.

The board believes that Mr. Kelmans's background and skillset as a salesman and businessman will prove invaluable as the registrant works to develop its business plan.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 10, 2012

BUREAU OF FUGITIVE RECOVERY, INC.

By:     /s/Jay Kelman

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Name:   Jay Kelman

Title:  Chief Executive Officer

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